UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2021

CoreSite Realty Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-34877	27-1925611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 17th Street, Suite 500, Denver, CO (Address of principal executive offices)	80202 (Zip Code)

Registrant’s telephone number, including area code: (866) 777-2673

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange On Which Registered
Common Stock, $0.01 par value per share	COR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Departure of Directors

On February 1, 2021, each of James A. Attwood, Jr. and J. David Thompson informed the Board of Directors (the “Board”) of CoreSite Realty Corporation (the “Company”) that he will not stand for re-election to the Board at the Company’s 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”). Neither Mr. Attwood’s nor Mr. Thompson’s decision was based on any disagreement with the Company or management. Each of Mr. Attwood and Mr. Thompson will remain a director until the 2021 Annual Meeting.

(d)           Election of Directors

On February 1, 2021, the Board, upon the recommendation of the Board’s Nominating/Corporate Governance Committee and pursuant to the Amended and Restated Bylaws of the Company, approved an increase to the size of the Board to ten members and elected Michael H. Millegan to fill the vacancy with an initial term expiring at the 2021 Annual Meeting and when his successor is duly elected and qualifies. The Board also appointed Mr. Millegan to serve on the Compensation Committee of the Board, and has determined that Mr. Millegan is “independent” pursuant to the listing standards of the New York Stock Exchange. Following the 2021 Annual Meeting, the Company expects the size of the Board will be reduced to eight members.

There were no arrangements or understandings between Mr. Millegan and any other persons regarding his election to the Board, nor is he party to any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

Mr. Millegan will be compensated for his Board and committee service consistent with the compensation arrangements provided to the Board’s other non-employee directors who are also not employees of The Carlyle Group L.P., which are more fully described in the “2019 Director Compensation” section of the Company’s definitive proxy statement for its 2020 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on March 26, 2020 as supplemented on March 26, 2020 and April 13, 2020.  Mr. Millegan will receive prorated amounts of the annual cash retainer and the annual restricted stock units and dividend equivalents for 2021.  Mr. Millegan will also enter into the Company’s form of indemnification agreement for directors.

Item 7.01	Regulation FD Disclosure.

On February 1, 2021, the Company issued a press release announcing the election of Mr. Millegan to the Board, as described in Item 5.02 of this Current Report. A copy of the press release is attached hereto as Exhibit 99.1. The information contained in the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1	Press release, dated February 1, 2021, regarding the election of Michael H. Millegan to the Board of Directors of CoreSite Realty Corporation

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORESITE REALTY CORPORATION

Date: February 1, 2021	By:	/s/ Jeffrey S. Finnin
		Name:	Jeffrey S. Finnin
		Title:	Chief Financial Officer